UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

ANCHIANO THERAPEUTICS LTD.

(Exact name of registrant as specified in its charter)

State of Israel	001-38807	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Building 600, Suite 6-106 Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (857) 259-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing five ordinary shares, no par value per share	ANCN	Nasdaq Capital Market
Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

2020 Annual Meeting of Shareholders

On April 23, 2020, Anchiano Therapeutics Ltd. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). There were 21,398,600 ordinary shares of the Company represented in person or by proxy at the Annual Meeting, constituting approximately 57.7% of the outstanding ordinary shares on March 23, 2020, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: The election of eight (8) directors to the board of directors of the Company to serve until the next annual general meeting of shareholders and until their successors have been duly elected and qualified.

NAME	FOR	AGAINST	ABSTAIN
Dennison Veru	21,379,550	3,500	15,550
Frank G. Haluska	20,946,050	452,000	550
Ruth Alon	21,379,040	4,010	15,550
Ofer Gonen	21,379,550	3,500	15,550
Reginald Hardy	21,379,550	3,500	15,550
Isaac Kohlberg	21,379,550	3,500	15,550
Neil Cohen	21,379,550	3,500	15,550
Stanislav Polovets	21,379,550	3,500	15,550

At the Annual Meeting, shareholders voted to elect all director nominees.

Proposal 2: The approval of the Company’s Compensation Policy for directors and officers, reflecting certain amendments to the Compensation Policy.

FOR	AGAINST	ABSTAIN
20,853,020	528,530	17,050

At the Annual Meeting, shareholders voted to approve the Company’s Compensation Policy for directors and officers, reflecting certain amendments to the Compensation Policy.

Proposal 3: The approval of amendments to the Company’s Articles of Association to (i) increase the Company’s authorized share capital from 100,000,000 ordinary shares, with no par value each, to 500,000,000 ordinary shares, with no par value each, and (ii) amend the quorum requirement for meetings of the Company’s shareholders.

FOR	AGAINST	ABSTAIN
20,853,530	542,520	2,550

At the Annual Meeting, shareholders voted to approve the amendments to the Company’s Articles of Association to (i) increase the Company’s authorized share capital from 100,000,000 ordinary shares, with no par value each, to 500,000,000 ordinary shares, with no par value each, and (ii) amend the quorum requirement for meetings of the Company’s shareholders.

Proposal 4: The approval of the reappointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent auditors and to authorize the board of directors of the Company to delegate to the audit committee the authority to fix the said independent auditors’ remuneration in accordance with the volume and nature of their services.

FOR	AGAINST	ABSTAIN
21,396,050	0	2,550

At the Annual Meeting, shareholders voted to approve the reappointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent auditors and to authorize the board of directors of the Company to delegate to the audit committee the authority to fix the said independent auditors’ remuneration in accordance with the volume and nature of their services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHIANO THERAPEUTICS LTD.

Date: April 24, 2020	By:	/s/ Dr. Frank G. Haluska
Name: Dr. Frank G. Haluska
Title: Chief Executive Officer